Securities and Exchange Commission
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 13, 2006

                            EXPLORATIONS GROUP, INC.
                (Name of Registrant as specified in its charter)

            Delaware                      000-49864               65-1089222
            --------                      ---------               ----------
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
 incorporation or organization)                              Identification No.)

                         1369 Madison Avenue, Suite 432
                               New York, NY 10128
                                 (212) 722-4424
          (Address and telephone number of principal executive offices)

Item 4.01 Changes in Registrant's Certifying Accountant.

      Effective January 13, 2006, the Board of Directors of the Company approved the engagement of Liebman Goldberg & Drogin LLP, as its independent auditors for the fiscal years ended December 31, 2004 and December 31, 2005. The Company did not consult with Liebman Goldberg & Drogin LLP on any matters prior to their retention regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

      Salberg & Company, PA audited the Company's financial statements for fiscal year ended December 31, 2003. Salberg & Company's report on our financial statements for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principle. Since the date that, there have been no disagreements with Salberg & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Salberg & Company would have caused them to make reference thereto in their report on the financial statements for such year.

      During the most recent fiscal year and through January 31, 2006, there have been no reportable events as outlined in Regulation S-B Item 304
(a)(1)(iv).

      The Company has requested that Salberg & Company, PA furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements, which letter was not available as of the time of filing of this Form 8-K. This Form 8-K will be amended to include such letter within two (2) business days of its receipt by the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Explorations Group, Inc.

By: /s/ Eric Brown, President
Dated: February 13, 2006